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[LOGO]
                                ALYN CORPORATION
                                16761 HALE AVENUE
                            IRVINE, CALIFORNIA 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 10, 1999

TO OUR STOCKHOLDERS:


Please take notice that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Alyn Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, June 10, 1999, at the Company's corporate offices located at 16761 Hale Avenue, Irvine, CA 92606, for the following purposes: 1. To elect five directors to hold office until the 2000 Annual Meeting of Stockholders; 2. Approval of 1999 Stock Incentive Plan; 3. Approval of Issuance of Common Stock Upon Exchange of Exchangeable Securities;
4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending

                  December 31, 1999; and
5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on the record date, April 23, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                       By Order of the Board of Directors

                                         /S/ RICHARD L. LITTLE
                                         April 30, 1999    Richard L. Little
                                         Secretary


-------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.
-------------------------------------------------------------------------------

                                ALYN CORPORATION
                                16761 HALE AVENUE
                            IRVINE, CALIFORNIA 92606

                                 PROXY STATEMENT
                                     FOR THE
                1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 10, 1999


                               GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Alyn Corporation, a Delaware corporation ("Alyn" or the "Company"), for use at the 1999 Annual Meeting of Stockholders scheduled to be held on Thursday, June 10, 1999, at 10:00 a.m., local time, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's corporate offices located at 16761 Hale Avenue, Irvine, CA 92606. A form of proxy for use at the Annual Meeting and a return envelope for the proxy are also enclosed.

Purpose of the Annual Meeting. It is proposed that at the Annual Meeting: (i) five members of the Board of Directors be elected for terms expiring at the 2000 Annual Meeting of Stockholders; (ii) the appointment by the Board of Directors of the independent accountants of the Company for fiscal year 1999 be ratified; and (iii)________________________________________.

The Company is not aware at this time of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

Solicitation and Voting of Proxies; Revocation. Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. The Board of Directors urges stockholders to complete, date, sign and return their proxies promptly whether or not they plan to attend the Annual Meeting. All duly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated thereon. In the absence of such instructions, duly executed proxies will be voted "FOR" the election of the director nominees listed below and "FOR" the approval of the other proposals set forth in the Notice of Annual Meeting of Stockholders of the Company.

The submission of a signed proxy will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing a revocation with the Secretary of the Company, executing a proxy bearing a later date or by attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish either to withhold authority to vote for the nominees for director or abstain on the other matters presented for a vote of stockholders.

The solicitation will be by mail, and may also be made personally or by telephone by directors, officers and employees of the Company, for which they will receive no compensation other than their regular compensation as directors, officers or employees, if any. All the expenses of the solicitation will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of the Company's voting securities, and the Company will reimburse such brokerage houses and others for their reasonable expenses in so doing. This Proxy Statement and the enclosed proxy card are being mailed to stockholders beginning approximately May 8, 1999.

Record Date; Voting Rights. Stockholders of record at the close of business on April 23, 1999 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 11,108,000 shares of Alyn common stock, $0.001 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock registered in their name. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting. Matters to be voted upon at the Annual Meeting require the affirmative vote of a majority in voting power of the shares of Common Stock that are present in person or by proxy voting as a single class.

In accordance with applicable Securities and Exchange Commission ("SEC") rules, designated blank spaces are provided on the form of proxy for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for any nominee for director. Under the rules of the principal stock exchanges, when brokers have not received instructions from their customers, brokers holding shares in street name have the authority to vote the shares on some matters, but not others. Such missing votes are called "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Since the Company's Certificate of Incorporation requires the affirmative vote of a majority of shares present, in person or by proxy, an abstention on the Company's proposal to ratify the selection of its auditors will have the practical effect of a negative vote since it represents one less vote for approval. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining total votes cast and thus will have no effect on the outcome of the election of the Board of Directors or the Company's other proposals.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Information concerning the nominees for election to the Company's Board of Directors is set forth below. Each nominee for election to the Board of Directors named below has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2000 Annual Meeting of Stockholders. The persons identified as proxies on the enclosed form of proxy intend to vote each properly executed proxy "FOR" the election of the listed nominees for the ensuing terms or until their successors are elected and qualified, unless indicated otherwise in a properly executed form of proxy. If any of the named nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for a substitute or substitutes unless the Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee for director named below unavailable.


Messrs. van Roon, Hesburgh, Carden, Edelson and Markbreiter are currently serving on the Company's Board of Directors. Mr. Hesburgh has been Chairman of the Board of the Company since April 1999. Mr. van Roon was appointed as a Director on April 14, 1999.


The following information with respect to each nominee has been furnished to the Company by such nominee. The ages of the nominees are as of April 30, 1999.


Arne van Roon, 54, has been President, Chief Executive Officer and a Director since April 15, 1999. Mr. van Roon is Chairman of the Company's Executive Committee and a member of the Compensation Committee. From 1984 to 1999, he was founder and President of Van Roon Partners, Ltd., a firm specializing in the development and implementation of growth strategies for emerging companies with new technologies. From 1971 to 1984 he was with Philips Electronics, a Netherlands-based global electronics company, in a variety of senior positions in finance, marketing and executive management in Holland, Germany, Italy, East Africa and the Middle East. Mr. van Roon has a degree from Erasmus University in Rotterdam, The Netherlands.

James Hesburgh, 65, has been a Director of the Company since December 1998 and Chairman of the Board since April 1999. Mr. Hesburgh is a member of the Company's Executive, audit and compensation Committees. He is currently President and CEO of James L. Hesburgh International Inc., an export management and international consulting firm. He has previously served as chairman, CEO, and owner of Donegal International Machinery Ltd. in Ballyshannon, Ireland; chairman of Hiller Aviation Inc.; president of Intercole Automation Inc.; and vice president of international operations for The Wheelabrator Corporation. Mr. Hesburgh currently serves on the boards of Battley USA, USCS International Inc., Fremont Funding, FirstFed Corporation and First Federal Bank of California, Sinto America and Roberts Sinto Corporation, Saint John's Health Center Foundation and Chief Executives Organization.


Robin A. Carden, 42, is the founder of the Company and has been a Director since the Company's formation in 1990. Mr. Carden is a member of the Company's Executive Committee. From the Company's formation until April 1998, he was President and Chief Executive Officer. Prior to 1990, Mr. Carden was employed by Ceradyne Inc., a company engaged in the development and production of advanced ceramics products, as Senior Sales Engineer, and was ngaged in developing civilian applications for advanced ceramics products originally developed for military use. Mr. Carden graduated from Long Beach State University with a Bachelor of Science degree. A number of United States patents have been issued to Mr. Carden.

Harry Edelson, 62, has been a Director of the Company since May 1996. Mr. Edelson is Chairman of the Company's Audit Committee. Since 1984, Mr. Edelson has been the Managing Partner of Edelson Technology Partners, a series of four venture capital funds with ten large corporations as the limited partners. The focus of the funds is to provide the corporate partners with access to high technology products and services. One of the funds, Edelson Technology Partners III, is a principal stockholder of the Company. Edelson Technology Partners, through its related funds, has invested in approximately 80 companies involved in a wide range of technologies, including telecommunications, computers, semiconductors, specialty chemicals, environmental and publishing. Prior to founding Edelson Technology Partners, Mr. Edelson was a transmission engineer at AT&T, a senior computer engineer for UNISYS and a technology analyst for three leading investment banking firms, Merrill Lynch, Drexel Burnham Lambert and First Boston. Mr. Edelson has a Bachelor of Science degree in Physics from Brooklyn College and a Masters of Business Administration from New York University.

Michael Markbreiter, 37, has been a Director of the Company since May 1996. Mr. Markbreiter is a member of the Company's Executive, Audit and Compensation Committees. Since August 1995, Mr. Markbreiter has been a portfolio manager for private equity investments for Kingdon Capital Management Corp., a manager of investment funds. In April 1994, he co-founded Ram Investment Corp., a venture capital company. From March 1993 to January 1994, he served as a portfolio manager for Kingdon Capital Management Corp. Prior to February 1993, he worked as an analyst at Alliance Capital Management Corp. Since December 1997, Mr. Markbreiter has been a Director of Global Pharmaceutical Corporation, a publicly traded generic pharmaceutical manufacturing company. Mr. Markbreiter graduated from Cambridge University with a degree in Engineering.

     Unless individual stockholders indicate otherwise, each returned proxy will be voted "FOR" the election to the Board of Directors of each of the five nominees named above.

Board of Directors Committees and Meetings

During 1998, the Board of Directors held five meetings. Messers. Toledano and Walter Menetrey were each unable to attend one meeting. All other members of the Board of Directors attended all meetings. The Board of Directors has three standing committees: the Executive Committee; the Audit Committee and the Compensation Committee.

The Executive Committee has all the powers of the Company's full Board of Directors, except that it is not authorized to amend the Company's Certificate of Incorporation, declare any dividends or issue shares of capital stock of the Company. The Executive Committee held no separate meetings in 1998. All issues relevant to the Executive Committee were addressed by the full Board of Directors. The Executive Committee consists of Messrs. van Roon (Chairman), Carden, Hesburgh and Markbreiter. Following the Annual Meeting, if all nominees for director are elected, the Executive Committee is expected to consist of Messrs. van Roon, Carden, Hesburgh and Markbreiter.


The Audit Committee was established in June 1996. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, review the scope of the annual audit and other services the independent auditors are asked to perform, review the report on the Company's financial statements following the audit, review the accounting and financial policies of the Company and review management's procedures and policies with respect to the Company's internal controls. The Audit Committee consists of Messrs. Edelson (Chairman), Hesburgh and Markbreiter. The Audit Committee held two separate meetings in 1998. Following the Annual Meeting, if all nominees for director are elected, the Audit Committee is expected to consist of Messrs. Edelson, Hesburgh and Markbreiter.

The Compensation Committee held one separate meeting in 1998. All Its functions are discussed in the Report on Executive Compensation which starts on page 13. The Compensation Committee consists of Messrs. Hesburgh (Chairman), van Roon and Markbreiter. Following the Annual Meeting, if all nominees for director are elected, the Compensation Committee is expected to consist of Messrs.

Hesburgh, van Roon and Markbreiter.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Hesburgh, van Roon and Markbreiter. Mr. van Roon is President and Chief Executive Officer of the Company. Mr. Hesburgh is Chairman of the Board of the Company.

Director Compensation


Members of the Board of Directors of the Company presently receive no annual remuneration for acting in that capacity. The Company compensates its non-employee directors at the rate of $1,500 (plus reasonable expenses) for each attended meeting of the Board of Directors and $500 for each telephonic meeting in which each participates. Certain members of the Board of Directors of the
Company are also eligible for the grant of options under the 1996 Stock Incentive Plan that provides for each non-employee Director (currently, Messrs. Edelson and Markbreiter) to receive an initial grant of options to purchase 5,000 shares of Common Stock and an annual grant of options to purchase 10,000 shares of Common Stock.

                          PROPOSAL 2 - APPROVAL OF THE
                            1999 STOCK INCENTIVE PLAN


The Company's stockholders are being asked to approve the Company's new 1999 Stock Incentive Plan (the "1999 Plan") under which 1,500,000 shares of the Company's common stock have been reserved for issuance. The Board of Directors adopted the 1999 Plan on April 15, 1999, subject to stockholder approval at the 1999 Annual Meeting. The 1999 Plan is intended to serve as a comprehensive equity incentive program for the Company's officers, employees and non-employee Board members which will encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.


The following is a summary of the principal features of the 1999 Plan. This summary does not, however, purport to be a complete description of all the provisions of the 1999 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal executive offices in Irvine, California.


Equity Incentive Programs

The 1999 Plan consists of three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of each program are described below. The Compensation Committee of the Board will administer the Discretionary Option Grant and Stock Issuance Programs with respect to all officers and directors of the Company subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, those programs may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the entire Board itself. Each entity, whether the Compensation Committee, the Secondary Committee or the Board, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 1999 Plan, and each Plan Administrator will have complete discretion
(subject to the  provisions  of the 1999 Plan) to  authorize  option  grants and direct stock issuances under the 1999 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under such program.

Share Reserve


1,500,000 shares of Common Stock have been reserved for issuance over the ten-year term of the 1999 Plan. Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent issuance under the 1999 Plan. In addition, any unvested shares issued under the 1999 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share pursuant to the Company's repurchase rights under the 1999 Plan will be added back to the number of shares of Common Stock reserved for issuance under the 1999 Plan and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances made under the 1999 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1999 Plan will not be available for subsequent issuance.


In no event may any individual be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 750,000 shares in total per calendar year under the 1999 Plan. Stockholder approval of this Proposal will also constitute approval of such limitation for purposes of Internal Revenue Code Section 162(m).


The Company also maintains the 1996 Stock Incentive Plan under which 1,000,000 shares of Common Stock have been reserved for issuance. The provisions governing the discretionary and automatic option grants under the 1996 Plan are substantially similar to the provisions which will be in effect for the Discretionary Option Grant and Automatic Option Grant Programs of the 1999 Plan. As of April 30, 1999, options for 873,165 shares were outstanding under the 1996 Plan and 126,835 shares remained available for future issuance. No shares had been issued under the 1996 Plan. Upon stockholder approval of this Proposal, the automatic grant program in effect for non-employee Board members under the 1996 Plan will terminate, and no further option grants will be made to the non-employee Board members under that program. All automatic option grants to the non-employee Board members on or after the date of the 1999 Annual Meeting will be made solely and exclusively in accordance with the provisions of the Automatic Option Grant Program of the 1999 Plan.


Changes in Capitalization

If any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1999 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the 1999 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the 1999 Plan.

Eligibility

Employees, non-employee Board members, and independent consultants and advisors to the Company and its subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.


As of April 30, 1999, three (3) executive officers, three (3) non-employee Board members and sixty (60) other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the three (3) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.


Valuation

The fair market value per share of Common Stock on any relevant date under the 1999 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 31, 1999, the closing selling price of the Company's Common Stock was $2.875 per share.



                       Discretionary Option Grant Program

Grants

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of the granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which the option is to remain outstanding.

Price and Exercisability

The exercise price per share for options granted under the Discretionary Option Grant Program may not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the grant date. No option will have a term in excess of ten (10) years, and each option will generally become exercisable in one or more installments over the optionee's period of service with the Company. However, one or more options may be granted which are immediately exercisable for all the option shares, but any shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of service with the Company prior to vesting in those shares. The Plan Administrator may at any time cancel the Company's outstanding repurchase rights with respect to any such unvested shares and thereby accelerate the vesting of those shares.

The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. The optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding option, and that option will, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the optionee's death while holding such option.

Termination of Service

Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

Stock Appreciation Rights

The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

         Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

         Limited  stock  appreciation  rights  may be  provided  to one or  more
         Section 16 Insiders as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over
         (b) the exercise price payable for such share.



                             Stock Issuance Program

Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1999 Plan.


                         Automatic Option Grant Program

Terms

Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program. Accordingly, stockholder approval of this Proposal will also constitute approval of each option granted on or after the date of the 1999 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

         1. Each individual who first becomes a non-employee Board member on or after the date of the 1999 Annual Meeting, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase five thousand (5,000) shares of Common Stock, provided such individual has not previously been in the Company's employ.


         2. On the date of each Annual Stockholders Meeting, beginning with the 1999 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, so long as that individual is standing for initial election or re-election at that particular annual meeting, will automatically be granted a non-statutory option to purchase ten thousand (10,000) shares of Common Stock. There will be no limit on the number of such ten thousand (10,000)-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more of those annual grants. Should a non-employee Board member's appointment to the Board occur other than at an Annual Stockholders Meeting, then at the time of the appointment, the individual will be granted a number of shares subject to the option reduced through a pro-ration based on the number of months that have elapsed between the date of the Annual Stockholders Meeting immediately prior to the individual's election or appointment to the Board and the date of that election or appointment. For example, an individual who is appointed as a non-employee Board member three (3) months after the date of the 1999 Annual Meeting, will receive an automatic option grant for three-fourths of the 10,000 share annual grant, or 7,500 shares.

         3. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date. The option will have a maximum term of ten (10) years, subject to earlier termination at the end of the twelve (12) month period measured from the date of the optionee's cessation of Board service. Each option will be immediately exercisable for all of the option shares. However, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial five thousand (5,000)-share option grant will be fully-vested upon the grant of that option. One third of the shares subject to each annual ten thousand (10,000)-share option, or pro rata option relating to the annual grant, will be immediately vested at the time of the grant, and the remaining shares will vest in two successive equal annual installments upon optionee's completion of each twelve
(12)-month period of Board service over the twenty-four (24)-month period measured from the option grant date.


         4. Each automatic option will remain exercisable for a twelve (12) month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares in which the Board member is vested at the time of his or her cessation of Board service. 5. Any unvested shares subject to an outstanding automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

         6. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over
(b) the exercise price payable for such share. Stockholder approval of this Proposal will also constitute pre-approval of each option granted with such a surrender right on or after the date of the 1999 Annual Meeting and the subsequent exercise of that right in accordance with the foregoing terms.


         7. The automatic option grant may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. The optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding automatic option grants, and those options will, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the optionee's death while holding that option.

The remaining terms and conditions of each automatic option grant will generally conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.


The new Automatic Option Grant Program is intended to replace the automatic option grant program currently in effect for the non-employee Board members under the 1996 Plan. However, if the stockholders do not approve this Proposal, then the automatic option grant program under the 1996 Plan will remain in full force and effect, and option grants will be made under that program to all non-employee Board members who continue to serve on the Board on or after the date of the 1999 Annual Meeting.



                               General Provisions

Acceleration


In the  event  that the  Company  is  acquired  by merger  or asset  sale,  each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless assumed by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for the option. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options under the Discretionary Option Grant Program which are assumed or replaced in the acquisition will subsequently vest and become exercisable for all the option shares in the event the optionee's service with the Company or the acquiring entity terminates the optionee within a designated period (not to exceed eighteen months) following such acquisition. Any unvested shares held by an individual under the Stock Issuance Program will also vest in full upon such an involuntary termination of his or her service.


The Plan Administrator will have the authority to grant options under the Discretionary Option Grant Program which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more contested elections for Board membership), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period (not to exceed eighteen months) following such change in control.

The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant or Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

Special Tax Election

The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

New Plan Benefits


The following table lists, as of April 30, 1999, the number of shares subject to options granted under the 1999 Plan to (i) the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (ii) the various other indicated individuals and groups. None of the listed options will become exercisable unless the stockholders approve this Proposal. In the event such stockholder approval is not obtained, the options will terminate.







                                               1999 STOCK INCENTIVE PLAN

                                                                   NUMBER OF
                  NAME AND POSITION                             OPTION SHARES(#)               EXERCISE PRICE ($)
                  -----------------                             -----------------              ------------------
Mr. Arne van Roon,
President and Chief Executive Officer                                750,000                        $2.63
Mr. James L. Hesburgh,
Chairman of the Board of Directors                                   100,000                         2.63

All current executive officers as a group  (3 )                      850,000                         2.63

All current non-employee directors as a                                --                           --
group (2)

All employees, including current officers who are not                850,000                         2.63
executive officers, as a group (62)



         As of April 30, 1999, options covering 850,000 shares of Common Stock were outstanding under the 1999 Plan, 650,000 shares remained available for future option grant or direct issuance, and no shares have been issued pursuant to the exercise of outstanding options under the 1999 Plan.

In addition, at the 1999 Annual Meeting, each individual who will continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the grant date.

Amendment and Termination


The Board may amend or modify the 1999 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1999 Plan at any time, and the 1999 Plan will in all events terminate on April 14, 2009.


Option Grants


The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various other indicated persons and groups, information with respect to stock option grants effected during the period from January 1, 1998 through April 30, 1999 under the 1996 Plan.



                                                OPTION TRANSACTIONS

                                                                             Options
                                                                             Granted       Weighted Average
                                                                           (Number of     Exercise Price of
                                  Name                                        Shares)    Granted Options ($)


Executive officers

  Mr. Steven S. Price                                                        400,000            $7.63
  Mr. Richard L. Little                                                      100,000             3.50
  Mr. Jon A. Knartzer                                                        100,000             3.50



All current executive officers as a group (3)............................    200,000             3.50

Non-employee directors who received automatic or discretionary grants under the 1996 plan

  Mr. Harry Edelson                                                          10,000              8.00
  Mr. James L. Hesburgh                                                      10,000              5.38
  Mr. Michael Markbreiter                                                    10,000              8.00
  Mr. Udi Toledano                                                           10,000              8.00

All current non-employee directors as a group (2)........................    20,000              8.00

All employees, including current executive officers as a group (62)........ 744,000              6.41



Federal Income Tax Consequences

Options granted under the 1999 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying dispositions and disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuance

The tax principles applicable to direct stock issuances under the 1999 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1999 Plan with respect to such dispositions or exercises will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of grant or issuance will not result in any direct charge to the Company's earnings. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, in the form of pro-forma statements to those financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

Under a recently-proposed amendment to the current accounting principles, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares.

Should one or more optionees be granted stock appreciation rights under the 1999 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required for approval of the 1999 Plan. Should such stockholder approval not be obtained, then any stock options granted under the 1999 Plan will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted under the 1999 Plan.

The 1996 Plan will remain in effect, whether or not the stockholders approve the 1999 Plan, and option grants will continue to be made under the 1996 Plan until the remaining share reserve has been issued. However, the automatic option grant program for non-employee Board members under the 1996 Plan will terminate upon stockholder approval of the 1999 Plan.

       The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the 1999 Stock Option Plan.

                PROPOSAL 3 - APPROVAL OF ISSUANCE OF COMMON STOCK
                     UPON EXCHANGE OF EXCHANGEABLE SECURITES


The stockholders are being asked to approve the issuance of shares of common stock issuable upon conversion of 375,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), a 6% Senior Exchangeable Promissory Note due March 10, 2002 (the "Exchangeable Note") and 1,500 shares of Series B Exchangeable Preferred Stock (the "Series B Preferred Stock") and upon exercise of warrants to purchase up to 320,000 shares of common stock (the "Warrants"). The Series A Preferred Stock and contingent warrants to purchase up to 120,000 shares of common stock were sold on January 8, 1999 (the "Series A Sale") in a private offering exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Exchangeable Note and warrants to purchase up to 135,000 shares of common stock were issued on March 10, 1999 (the "Note Transaction") in a private offering exempt from registration under the Act. The Series B Preferred Stock and warrants to purchase up to 65,000 shares of common stock were issued on March 22, 1999 (the "Series B Sale") in a private offering exempt from registration under the Act. Gross proceeds to the Company pursuant to the Series A Sale, the Note Transaction and the Series B Sale (collectively, the "Transactions") were $6.0 million.

The stockholders' approval of the Transactions would have the effect of removing certain limitations under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), which would limit the aggregate number of shares of common stock issuable upon conversion of shares of Series A Preferred Stock, the Exchangeable Note and shares of Series B Preferred Stock and upon exercise of the Warrants to a maximum of 19.9% of the number of shares of common stock issued and outstanding as of the issuance dates of those securities. The Company agreed in connection with the Transactions to seek such approval. If the Company fails to obtain such approval in a timely manner, then the Company may be required to make significant cash payments to the holders of such securities under certain circumstances. Assuming no limitations on the conversion of the Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock and on the exercise of the Warrants, such securities are exchangeable for approximately 1,938,213 shares of common stock as of April 30, 1999, assuming the maximum Warrants under the Series A Preferred Stock were issued and exercised.


                                   Background

Series A Preferred Stock

On January 8, 1999, the Company sold the Series A Convertible Preferred Stock at a price per share of $4.00. The transaction resulted in gross proceeds to the Company of $1.5 million.

The rights, preferences and privileges of the outstanding Series A Preferred Stock are summarized as follows:

Dividend Rights. The Series A Preferred Stock is not entitled to receive dividends unless the Company declares and pays dividends on its common stock. In such event, the Series A Preferred Stock is entitled to receive dividends on an as-converted basis.

Liquidation Preference. Upon a liquidation, dissolution and winding up of the Company, the Series A Preferred Stock is entitled to receive $4.00 per share plus any accrued dividends. The Series A Preferred Stock ranks pari passu with the Series B Preferred Stock and senior to common stock for purposes of liquidation. A change in control of the Company through a merger or sale of 50% of the Company's voting securities or a sale of all or substantially all of the Company's assets is deemed a liquidation for purposes of liquidation preferences.

Conversion Price. Each share of Series A Preferred Stock is convertible at any time after January 8, 2000 at the election of the holder into shares of common stock. The Series A Preferred Stock may be converted prior to January 8, 2000 in the event the Company announces a change in control or if there is a material adverse change in the Company's business or financial condition. The actual number of shares of common stock issuable upon exchange of the Series A Preferred Stock will be determined by the following formula:

    (the number of shares of Series A Preferred Stock tendered for conversion multiplied by the sum of $4.00 plus 6% per annum)

                                   divided by

          (the applicable conversion price at the time of conversion).

After January 8, 2000, the 6% per annum premium ceases to accrue and is terminated if the average closing prices on Nasdaq for the Company's common stock for 25 consecutive trading days is at least $5.80 per share.

In addition, the conversion price of the Series A Preferred Stock is subject to adjustment. In the event the average of the closing prices of the Company's common stock on Nasdaq for the 25 trading days preceding a conversion date is less than the then existing Series A conversion price, the Series A conversion price will be adjusted downward to the 25-day average. However, in no event will the Series A conversion price be adjusted below $2.00. The conversion price of the Series A Preferred Stock is also subject to adjustment upon the occurrence of certain other events, including stock splits, stock dividends, combinations or other similar events.

Registration. The Company is required by the Series A Preferred Stock financing agreements to register and keep registered at least the aggregate number of shares of common stock into which the Series A Preferred Stock is convertible and for which the warrants, if any, are exercisable.


Limitation on Shares Issuable. The Series A Preferred Stock is not convertible until January 8, 2000, unless the Company announces a change in control or if there is a material adverse change in the Company's business or financial condition. Unless and until this proposal is approved by the stockholders, the Company is subject to the NASD Rule 4460(i) that limits the Company from issuing securities equal to or in excess of 20% of the Company's outstanding securities on the date immediately prior to the issuance of the Series A Preferred Stock and A-Warrants. The terms of the Series A Preferred Stock also provide that the number of shares issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants cannot exceed 19.9% of the Company's outstanding shares as of January 8, 1999, until stockholder approval is received.


Mandatory Conversion. All outstanding shares of Series A Preferred Stock automatically convert to common stock on January 8, 2002.

Cash Payments. If the Company fails to issue stock certificates within 5 trading days of a conversion date for all or any portion of the Series A Preferred Stock, the Company must pay liquidated damages of $10,000 per day for the first 5 trading days following the specified date of delivery and $20,000 per day thereafter.

Protective Provisions. The Series A Preferred Stock ranks pari passu with the Series B Preferred Stock and senior to the common stock with respect to the right to receive dividend payments and liquidation preferences. The Series A Preferred Stock has no voting rights, except as otherwise provided by applicable law or pursuant to certain contractual protections. So long as 25% of the Series A Preferred Stock remains outstanding, the Company must obtain the consent of a majority of the Series A Preferred Stock to: (i) effect any liquidation, dissolution or winding up or merger which results in a change in control of the Company; (ii) sell all or substantially all of the Company's assets; (iii) amend, alter or repeal any provision of the Company's certificate of incorporation or bylaws to change the rights of the Series A Preferred Stock;
(iv) create any class or series of stock senior to the Series A Preferred Stock;
(v) change the rights, preferences, restrictions or privileges of the Series A Preferred Stock; or (vi) purchase or redeem or pay any dividends on shares other than the Series A Preferred Stock.

Right of First Refusal. The holders of Series A Preferred Stock have a right of first refusal on certain future financings which allows the holders of Series A Preferred Stock to preserve their percentage ownership in the Company. Among transactions that are excluded from the right of first refusal are securities issued in connection with a joint venture or other strategic investment and securities issued in an underwritten public offering.


Warrants. If the average of the closing prices of the Company's common stock on Nasdaq for the 25 trading days immediately preceding January 8, 2000 is less than $5.80 per share, the Company will grant the Series A investors a five-year warrant to purchase up to 120,000 shares of common stock. If the Company is required to issue the warrant, the number of shares issuable upon exercise of the warrant (up to a maximum of 120,000) and the exercise price of the warrant will be determined on January 8, 2000.


6% Senior Exchangeable Promissory Note

On March 10, 1999, the Company issued the Exchangeable Note and warrants to purchase 135,000 shares of common stock at an exercise price of $3.0375 per share (the "Note Warrants"). The gross proceeds to the Company in the transaction were $3.0 million. Certain provisions and rights of the Exchangeable Note are summarized as follows:

Interest Rate. Interest on the outstanding  principal amount of the Exchangeable
Note is payable at the rate of 6% per annum, payable semiannually. Such interest may be paid, at the option of the noteholder, either in cash within 5 days of September 15 and March 15 of each year or by issuing additional promissory notes. Upon an event of default, the interest on unpaid principal and accrued and unpaid interest will accrue at 6% plus an additional 14% per annum until the default is cured by the Company or waived by the noteholder. Events of default include: (i) a failure to pay principal, interest, or other required payments which is not cured within 10 calendar days after notice of such failure; (ii) a failure to perform or comply with material covenants or agreements which is not cured within 10 calendar days after notice; or (iii) the delisting or ineligibility of the Company's common stock for trading on Nasdaq for 10 trading days.

Exchange Price. The outstanding principal amount of the Exchangeable Note is $3.0 million and any portion of that amount is exchangeable at the election of the noteholder into shares of common stock. The actual number of shares of common stock issuable upon exchange of the Exchangeable Note will be determined by the following formula:

                 (the principal amount of the Exchangeable Note
                   tendered for exchange plus any accrued but
                    unpaid interest being exchanged plus any
                    unpaid liquidated damages and penalties)

                                   divided by

            (the applicable exchange price at the time of exchange).

The exchange price is subject to adjustment. On or before August 7, 1999, the exchange price of the Exchangeable Note is equal to $3.645 per share. Thereafter, the exchange price of the Exchangeable Note is equal to either of the following at the sole option of the noteholder: (i) $3.645 per share or (ii) the average of any 3 closing bid prices as reported by Bloomberg L.P. for 22 trading days immediately preceding the applicable exchange date discounted by up to 15%.


The following table sets forth the number of shares of common stock issuable upon exchange of the Exchangeable Note assuming the market price of the common stock is 25%, 50%, 75%, 100%, 125% and 150% of the closing price of the common stock on April 26, 1999, which was $3.125 per share. It further assumes that the exchange occurs after December 5, 1999 at the required exchange price of 85% of the closing price, except where the closing price is at or above $3.645, in which case the exchange price is $3.645.



                           Percent of                Number of Shares
                          Market Price            Issuable Upon Exchange

                               25%                         4,517,647
                               50%                         2,258,824
                               75%                         1,505,882
                              100%                         1,129,412
                              125%                           823,045
                              150%                           823,045


In addition, the exchange price of the Exchangeable Note is subject to adjustment upon the occurrence of certain other events, including, but not limited to: (i) capital reorganizations of the Company; (ii) reclassification, exchange, or substitution of the common stock; (iii) declaration or payment of dividends or distributions on the common stock; and (iv) subdivision or combination of the common stock.

Anti-dilution Protection. Until March 15, 2002, if the Company sells common stock at a price lower than any applicable exchange price for the 6 months immediately preceding such issuance or sale, then the Company is required to issue to the noteholder a number of shares of common stock as determined by (i) subtracting the issuance or sale price from the lowest exchange price in effect as described above, such sum multiplied by (ii) the number shares that would have been received had the entire Exchangeable Note been tendered on the day immediately preceding such sale or issuance, such product divided by (iii) the exchange price in effect on the day immediately preceding such sale or issuance.

Registration. The Company is required to register and keep registered at least 125% of the aggregate number of shares of common stock into which the
Exchangeable   Note  is  exchangeable  and  for  which  the  Note  Warrants  are exercisable.

Limitation on Shares Issuable: Notwithstanding the registration of such number of shares, unless and until this proposal is approved by the stockholders, the Company is subject to the NASD Rule 4460(i) that limits the Company from issuing securities equal to or in excess of 20% of the Company's outstanding securities on the date immediately prior to the issuance of the Exchangeable Note and the Note Warrants. The terms of the Exchangeable Note also provide that the number of shares issuable upon exchange of the Exchange Note cannot exceed 19.9% of the Company's outstanding securities as of March 22, 1999 until stockholder approval is received.

Cash Payments. Upon the occurrence of certain events, the Company may be required to make significant cash payments to the holders of the Exchangeable Note. One such event is the failure to issue stock certificates within 7 business days of the exchange date of all or any portion of the Exchangeable Note. The Company must pay liquidated damages of $10,000 per day for every day that that the certificates are delayed beyond the 7 business days allowed for delivery of the stock certificates.

Prepayment and Redemption at the Company's Option. On or after March 10, 2000, the Company may prepay all or any portion of the Exchangeable Note (the "Prepayment Portion") upon giving at least 20 trading days prior notice to the noteholder. Such notice is irrevocable and the Company must pay, within 2 business days of the date fixed for prepayment, the greater of either (i) 120% of the Prepayment Portion or (ii) an amount equal to the number of shares of common stock into which such Prepayment Portion would be exchangeable multiplied by the last executed trade price as reported by Bloomberg L.P. as of the close of normal trading hours on the Nasdaq National Market on the trading day immediately preceding the date of prepayment (either (i) or (ii) referred to as the "Prepayment Amount"). However, up and until 5 business days prior to the date fixed for prepayment, the noteholder may, at its sole option, submit a notice of exchange in an exchange amount equal to all or any portion of the Prepayment Amount and receive the number of shares of common stock issuable for such exchange amount.

Change of Control. Upon a change of control, the Company must offer to buy the Exchangeable Note at the greater of: (i) 150% of the principal plus accrued and unpaid interest and penalties or (ii) an amount equal to the number of shares into which the note would be exchangeable multiplied by the last executed trade price as reported by Bloomberg L.P. as of the close of normal trading hours on the Nasdaq National Market on the trading day immediately preceding the date of prepayment. A change of control includes: (i) a purchase of a majority of the Company's common stock; (ii) a merger of the Company with another entity in which the Company's stockholders own less than a majority of the surviving entity; (iii) the removal or replacement of a majority of the members of the Board of Directors who were sitting on the Board at the time of the Note Transaction; and (iv) the sale of all or substantially all of the Company's assets to another entity.


Right of First Offer. Until March 15, 2001, the noteholder has a right of first offer on certain issuances by the Company of equity or debt securities. Under the right of first offer, the Company must deliver written notice to the noteholder at least 10 trading days prior to the closing of any proposed offering. The noteholder has an option during the 5 trading day period following delivery notice to purchase up to the full amount of the securities being offered in the proposed offering on the same terms. The right of first offer does not apply to certain issuances by the Company, including: (i) shares issued to employees upon exercise of options; (ii) shares issuable or issued in an underwritten public offering; (iii) securities issuable in connection with a debt financing to refinance existing term loans; (iv) securities issuable in an equipment financing; and (v) shares issued in a joint venture or other strategic investment.


Warrants. The Note Warrants issued in connection with the Exchangeable Note have an exercise price of $3.0375 per share and expire at 5:00 p.m., New York time, on March 10, 2004. The number of shares that may be purchased and the exercise price at which shares can be purchased are both subject to adjustment upon certain events, including the payment of dividends or distributions on and the subdivision, combination or reclassification of the common stock underlying the warrants.

The Note Warrants may be redeemed at any time, at the Company's option, for $0.10 per share of common stock purchasable if the closing price of the common stock, as reported by Bloomberg L.P. on the applicable market, exceeded $12.00 per share for a period of 20 consecutive trading days and notice of redemption is given to the warrantholder within 5 trading days after such 20 trading day period and no less than 30 days before the date fixed for redemption. However, the Company's right of redemption is subject to the right of the warrantholder to exercise the warrants prior to the redemption date.

Series B Exchangeable Preferred Stock

On March 22, 1999, the Company sold 1,500 shares of Series B Preferred Stock at a price per share of $1,000 and issued warrants to purchase 65,000 shares of the Company's common stock at an exercise price of $3.82 per share (subject to adjustment) (the "B-Warrants"). The rights, preferences and privileges of the outstanding Series B Preferred Stock are summarized as follows:


Dividend Rights. Cumulative dividends of $30 per year per share must be paid on the Series B Preferred Stock (i.e. 3%). Such dividends accrue daily and are payable quarterly on April 30, July 31, October 31 and January 31 of each year.


Liquidation Preference. The Series B Preferred Stock has a liquidation preference of $1,000 per share plus all accrued but unpaid dividends. In case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock must be paid $1,000 per share of Series B Preferred Stock held prior to the payment of any amounts to the holders of common stock. At the option of each holder of Series B Preferred Stock, a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or the consolidation, merger or other business combination of the Corporation with or into any other person or persons when the Company is not the survivor may be deemed a liquidation event upon which the liquidation preference amounts must be paid to such holder. The Series B Preferred Stock ranks pari passu with the Series A Preferred Stock with regard to liquidation preference.

Exchange Price. Each share of Series B Preferred Stock has a stated value of $1,000 and is convertible at the election of the holder into shares of common stock. The actual number of shares of common stock issuable upon exchange of the Series B Preferred Stock will be determined by the following formula:

     (the number of shares of Series B Preferred Stock tendered for exchange multiplied by $1,000)

                                   divided by

            (the applicable exchange price at the time of exchange).

The exchange price is subject to adjustment. On or before August 19, 1999, the exchange price of the Series B Preferred Stock is equal to $3.57 per share. Thereafter, the exchange price of the Series B Preferred Stock is equal to the lesser of (a) $3.57 per share or (b) the average of the 2 lowest consecutive closing bid prices of the common stock as reported by Bloomberg L.P. for the 20 consecutive trading days immediately preceding the applicable conversion date discounted by 15%.


The following table sets forth the number of shares of common stock issuable upon exchange of the Series B Preferred Stock assuming the market price of the common stock is 25%, 50%, 75%, 100%, 125% and 150% of the closing price of the common stock on April 26, 1999, which was $3.125 per share. It further assumes the exchange takes place after August 19, 1999 at the required exchange price of 85% of the closing price, except where the closing price is at or above $3.57, in which case the exchange price is $3.57.



                           Percent of                Number of Shares
                          Market Price            Issuable Upon Exchange

                               25%                       2,258,824
                               50%                       1,129,412
                               75%                         752,941
                              100%                         564,706
                              125%                         420,168
                              150%                         420,168

In addition, the exchange price of the Series B Preferred Stock is subject to adjustment upon the occurrence of certain other events, including stock splits, stock dividends, combinations or other similar events. No adjustment will be made for dividends (other than stock dividends), if any, paid on the common stock.

If the applicable exchange price is less than $7.00, the Company has the option to pay cash to any holder of Series B Preferred Stock in an amount equal to the closing ask price on the principal market in which the common stock is trading on the exchange date multiplied by the number of shares of common stock which would have been issuable upon an exchange. This cash payment may be made in lieu of issuing shares of common stock upon an exchange. However, the Company must have given notice of such an election prior to or within 2 hours of receipt of a notice of exchange from any holder of Series B Preferred Stock.

Registration. The Company is required to register and keep registered at least 167% of the aggregate number of shares of common stock into which the Series B Preferred Stock is exchangeable and for which the B-Warrants are exercisable.

Limitation on Shares Issuable. The terms of the Series B Preferred Stock financing agreements prohibit the Company from issuing shares of common stock upon exchange of the shares of Series B Preferred Stock or exercise of the B-Warrants if such issuance would result in any holder beneficially owning in excess of 9.9% of the Company's then-outstanding common stock. However, the determination as to whether any holder's ownership exceeds that limit is to be made solely by such holder of Series B Preferred Stock, not by the Company. In addition, unless and until this proposal is approved by the stockholders, the Company is subject to the NASD Rule 4460(i) that limits the Company from issuing securities equal to or in excess of 20% of the Company's outstanding securities on the date immediately prior to the issuance of the Series B Preferred Stock and B-Warrants. The terms of the Series B Preferred Stock also provide that the number of shares issuable upon exchange of the Series B Preferred Stock cannot exceed 19.9% of the Company's outstanding common stock as of March 22, 1999 until stockholder approval is received.

Mandatory Exchange. At any time on or after August 20, 1999, if the average of the closing bid prices for 5 consecutive trading days is at least $7.00 per share, the Company can require all holders of the Series B Preferred Stock to convert their shares into shares of common stock (subject to certain limits) or, at the option of the Company, buy out all such holders in cash at the then-effective exchange price. The Company must provide no more than 3 trading days' written notice of such mandatory exchange or mandatory buy-out. The Series B Preferred Stock is subject to mandatory conversion on or after March 22, 2002.

Redemption. At any time upon the earlier of (i) an underwritten public offering of the Company's common stock or (ii) September 22, 1999, the Company may, at its option, redeem the shares of Series B Preferred Stock at a price of 140% of the original purchase price of $1,000 per share plus accrued and unpaid dividends.

If the Company ceases to be listed on a national securities exchange, the Nasdaq National Market or the OTC Bulletin Board, then the Company must redeem all shares of Series B Preferred Stock at 115% of the original purchase price of $1,000 per share plus accrued and unpaid dividends.

Cash Payments. Upon the occurrence of certain other events, the Company may be required to make significant cash payments to the holders of the Series B
Preferred Stock. Such events include, but are not limited to: (i) the late issuance or delivery of stock certificates upon an exchange of shares and (ii) the failure to obtain approval of this proposal.

If stock certificates are not issued within 3 business days of any exchange date, the Company must pay liquidated damages of $100 per $5,000 of liquidation amount of Series B Preferred Stock being exchanged for the first business day the certificates are late. The damages increase by $100 per $5,000 liquidation amount per day late (i.e., $500 per $5,000 on the fifth late day) and are $1,000 plus $200 per day after 10 days.

If the Company fails to receive stockholder approval of this proposal and the Company is required to honor any and all requests for exchange of the Series B Preferred Stock which would result in the issuance of a number of shares of common stock equal to or in excess of 20% of the shares of common stock which were issued and outstanding on the dates of issuance of the Series B Preferred Stock and B-Warrants, the Company must pay in cash an amount equal to the closing ask price on the principal market in which the common stock is trading on the date of exchange multiplied by the number of shares of common stock which would have been issuable upon exchange. In addition, if such cash amounts are not paid within 3 days of the exchange date, the Company must pay liquidated damages in the same amounts as set forth above for the late issuance of stock certificates.

Protective Provisions. The Series B Preferred Stock ranks pari passu with the Series A Preferred Stock and senior to the common stock with respect to the right to receive dividend payments and liquidation preferences. The Series B Preferred Stock has no voting rights, except as otherwise provided by applicable law or pursuant to certain contractual protections described herein. The Company is prohibited from, among other things, altering, changing or otherwise adversely affecting the terms of the Series B Preferred Stock, creating or issuing any senior securities, increasing the authorized number of shares of Series B Preferred Stock, and acting so as to generate taxation under Section 305 of the Internal Revenue Code of 1986, as amended. In addition, any modification of the rights of Series B Preferred Stock requires the vote of 85% of the shares of Series B Preferred Stock outstanding.

Change of Control. The Company is prohibited from effecting any merger or consolidation with or into, or transferring all or substantially all of the assets of the Company to another entity, unless the resulting entity assumes in writing, or by operation of law, the obligations to deliver shares of stock or securities to the holders of Series B Preferred Stock or B-Warrants.

Warrants. The B-Warrants issued in connection with the Series B Preferred Stock have an exercise price of $3.82 per share. The warrants become exercisable on September 15, 1999 and expire on September 15, 2002. The number of shares that may be purchased and the exercise price at which shares can be purchased are both subject to adjustment upon certain events, including the payment of dividends or distributions on and the subdivision, combination or reclassification of the common stock underlying the warrants.

Stockholder Approval

The Company's common stock issuable upon conversion of the Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock and upon exercise of all the Warrants equal to or in excess of 20% of the Company's issued and outstanding shares as of the respective closing dates of the Transactions is subject to stockholder approval pursuant to the Rules of Nasdaq National Market. Rule 4460(i) of the National Association of Securities Dealers (the "20% Rule") sets forth designation criteria for continued inclusion of the common stock on the Nasdaq National Market. The 20% Rule requires companies that are listed on the Nasdaq National Market to obtain stockholder approval prior to, among other things, issuing common stock (or securities convertible into or exercisable for common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued equals or exceeds 20% of either the common stock outstanding or voting power outstanding immediately prior to the issuance.


Because the conversion rates of the Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock will vary with the trading price of the Company's common stock, the number of shares of common stock issuable upon conversion of all of the Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock and upon exercise of all of the Warrants may equal or exceed 20% of the Company's issued and outstanding shares as of the respective closing dates of the Transactions. Therefore, conversion of all of the Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock and the sale and issuance of the common stock upon exercise of the Warrants may be conditioned on the approval of this Proposal by the Company's stockholders. Assuming no limitations on the conversion of the Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock and on the exercise of the Warrants, such securities are exchangeable for approximately 1,937,086 shares of common stock as of April 30, 1999, assuming the maximum number of A-Warrants are issued and exchanged.


Consequences if Stockholder Approval is Not Obtained

If the stockholder approval sought hereby is not obtained, the Company will be prohibited by Nasdaq Rule 4460(i) from issuing 20% or more of its common stock in connection with the Transactions. If the approval sought hereby is not granted by the stockholders, the Company may be obligated to make significant cash payments to some or all of the holders of the Series A Preferred Stock, the Exchangeable Note, the Series B Preferred Stock and the Warrants. There can be no assurance that the Company will have available the cash resources to satisfy its obligations. If the stockholder approval sought hereby is not obtained, compliance with such obligations would likely have a material adverse effect on the company's financial condition and ability to implement its business strategy. In addition, any delay in payment will cause such required amounts to accrue liquidated damages and penalties until paid.


In addition, in connection with some of the Transactions, the Company agreed to use its best efforts to obtain stockholder approval of the conversion and exercise of those securities. Therefore, if the Proposal is not approved, this agreement could require the Company to continue to seek stockholder approval of the conversion and exercise of those securities, which could be expensive for the Company.


Reasons for the Financing and Use of Proceeds

The Company entered into the Transactions as described above to raise capital for operating activities, and currently intends to use the proceeds of the financing for working capital, purchases of capital equipment and to pay the costs of the Transactions.

Further Information


The terms of the Series A Preferred Stock, the Exchangeable Note, the Series B Preferred Stock and the Warrants are complex and are only briefly summarized in this Proxy Statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series A Preferred Stock, the Exchangeable Note, the Series B Preferred Stock and the Warrants are referred to the Company's Current Report on Form 8-K and exhibits thereto which was filed with the Securities and Exchange Commission on April 28, 1999, which may be viewed in the public reading rooms maintained by the Commission at the Securities Exchange Commission, Public Reference Branch, Stop 1-2, 450 Fifth Street, NW, Washington, DC, 20549-1004. The Company's filings with the Commission may also be viewed on the web site maintained by the Commission at http://www.sec.gov.


The description of terms, preferences and rights of the Company and holders of Series A Preferred Stock, the Exchangeable Note and the Series B Preferred Stock contained herein is qualified in its entirety by the more detailed information set forth in the agreements and Certificates of Designations to the Transactions which are filed as exhibits to the Company's Current Report on Form 8-K which was filed by the Company on April 28, 1999. Stockholders are urged to review such information.

Vote Required

The affirmative vote of a majority of the total votes cast on the proposal in person or by proxy at the Annual Meeting is required to approve this Proposal.


    The Board of Directors unanimously recommends that the stockholders vote "FOR" the issuance of shares of common stock upon the conversion of 375,000 shares of Series A Preferred Stock, the 6% Senior Exchangeable Promissory Note, 1,500 shares of Series B Preferred Stock and warrants to purchase up to 320,000 shares of common stock in accordance with the terms of each Of the foregoing securities.

                   PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999, and has directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1996.


Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

    The board of Directors Recommends a Vote "FOR" Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Accountants for the Current Fiscal Year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned, as of April 4, 1998, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director and (iii) the directors and officers of the Company as a group. Unless otherwise noted, all shares are owned directly with sole voting and dispositive powers.

                                                                                Beneficial Ownership
Name(1)                                                               No. of Shares                % of Total

Kingdon Capital Management Corp.(2)                                        3,235,455                    29.37%
Robin A. Carden                                                            2,544,500                    22.31%
Harry Edelson(3)                                                             633,667                     5.56%
Steven S. Price(4)                                                           160,000                     1.40%
Richard Little(5)                                                             40,000                         *
Walter R. Menetrey(6)                                                         33,317                         *
Michael Markbreiter(7)                                                        31,667                         *
All executive officers and directors of the Company as a                   2,841,151                    24.91%
     group (six persons)(8)



*Less than 1%.
(1) The address for each of the persons in the table below is c/o Alyn Corporation, 16761 Hale Avenue, Irvine, California 92606.
(2) Includes shares of Common Stock held by M. Kingdon Offshore NV, Kingdon Associates, L.P. and Kingdon Partners, L.P. Does
         not include the shares of Common Stock underlying immediately exercisable options that appear in the table above opposite the name of Michael Markbreiter, a Director of the Company and an employee of
         Kingdon Capital Management Corp. Mr. Mark Kingdon is the sole shareholder, director and executive officer of Kingdon Capital Management Corp.
(3) Includes options immediately exercisable for 31,667 shares of Common Stock held by Mr. Edelson. Also includes 602,000 shares of Common Stock held by Edelson Technology Partners III, with respect to which Mr. Edelson disclaims beneficial ownership.
(4)      Includes options immediately  exercisable for 160,000 shares of Common
         Stock
(5)      Includes options immediately  exercisable for 40,000 shares of Common
         Stock.
(6)      Includes options immediately  exercisable for 33,317 shares of Common
         Stock.
(7)      Includes options immediately exercisable for 31,667 shares of Common
         Stock.
(8)      Includes options  immediately  exercisable for 296,651 shares of Common
         Stock. Does not include (i) 602,000 shares of Common Stock held by Edelson Technology Partners III, with respect to which Mr. Edelson, a Director, disclaims beneficial ownership and (ii) shares of Common Stock held by Kingdon Partners, L.P., Kingdon Associates, L.P. and M. Kingdon Offshore NV, with respect to which Mr. Markbreiter, a Director, disclaims beneficial ownership.

                               EXECUTIVE OFFICERS

See "Proposal 1 - Election of Directors" above for information pertaining to Mr. van Roon, the Company's President and Chief Executive Officer.
In addition to Mr. van Roon, Mr. Richard L. Little serves as the Company's Vice President, Finance and Administration and Chief Financial Officer and Mr. Jon A.Knartzer serves as the Company's Vice President, Operations.

Richard L. Little, 54, has been the Vice President, Finance and Administration and Chief Financial Officer of the Company since May 1997. Mr. Little was Executive Vice President of d'Essence Designer Fragrances, a marketer of fine perfumes and related products from 1995 to 1997 and President of d'essence
International from 1996 to 1997. From 1994 to 1995, he was Chief Operating Officer and Chief Financial Officer of Graphix Zone, a publicly traded producer of CD-ROMS. In 1989, Mr. Little co-founded Bainbridge International Holdings, a merchant bank specializing in acquiring middle market companies. From 1986 to 1989, Mr. Little was Chief Financial Officer, Vice President Finance, Treasurer and Secretary of Teradata Corporation, a publicly traded manufacturer and marketer of supercomputers for managing very large data bases. Prior to joining Teradata, Mr. Little was Chief Financial Officer of Quotron Systems, a publicly traded provider of on-line financial information services. Mr. Little has a Bachelor of Science degree in Engineering and a Masters of Business Administration in Finance from the University of California, Los Angeles. He is also a CPA.

Jon A. Knartzer, 53, has been the Vice President of Operations of the Company since November 1998. From 1996 to 1998 Mr. Knartzer was Vice President of Operations of Coastcast Corporation, a golf club head manufacturer. In 1995, he was Vice President of Operations of Enertech, a manufacturer/representative of products for the nuclear power industry. From 1992 to 1995 Mr. Knartzer was the Director of Operations for Accuride International, a manufacturer of precision ball bearing drawer slides. Mr. Knartzer has a Bachelor of Science degree in Industrial Technology from California State University, Long Beach and a Master of Engineering degree from the University of California, Los Angeles.

Executive officers of the Company serve at the discretion of the Board. There are no family relationships between or among any of the Company's directors or executive officers.

Agreements with Key Executives

In April 1999, the Company entered into an agreement with Arne van Roon, the Company's newly appointed President and Chief Executive Officer. The agreement provides that Mr. van Roon will be paid annual compensation of $164,320. The agreement also provides that Mr. van Roon shall be granted options to purchase 750,000 shares of the Company's common stock to vest over a four year period, subject to the following acceleration provisions: (i) 100,000 to be vested on December 31, 1999; (ii) 100,000 to vest on December 31, 2000 if the Company's common stock price is at or above $4.00 per share on that date; and (iii) 50,000 for every whole dollar per share that the Company's common stock price at December 31, 2000 is above $4 per share up to a maximum of $15 per share. On
February 18, 1999 Mr. van Roon was granted warrants to purchase up to 50,000 shares of the Company's common stock, subject to vesting based upon the Company's European sales exceeding certain minimum requirements for 1999.

In April 1999, the Company entered into an agreement with James L. Hesburgh, the Company's newly elected Chairman of the Board. The agreement provides that Mr. Hesburgh's annual compensation shall be $72,000. The agreement also provides that Mr. Hesburgh shall be granted options to purchase 100,000 shares of the Company's common stock which shall be fully vested on December 31, 1999.

In April 1998, the Company entered into a two-year employment agreement with Steven S. Price, the Company's former President and Chief Executive Officer. Subject to the termination provisions provided therein, the term of Mr. Price's employment agreement was to be automatically renewed for a one-year term after the expiration of the initial two-year term. The employment agreement provided that Mr. Price's annual base salary was to be $200,000 during the initial year and not less than $200,000, as determined by the Compensation Committee, during the second year of the initial two-year term. In addition to his base salary during the initial two-year term, Mr. Price was entitled to an annual bonus of up to one hundred percent (100%) of his base salary, subject to a $100,000 minimum guarantee. He was also to receive a Company paid personal term life insurance policy in an amount of not less than $1 million, reimbursement of certain relocation costs and a customary benefits package. The employment agreement provided that Mr. Price be granted options to purchase 400,000 shares of the Company's common stock, to be vested in the following amounts and at the times indicated: (I) 80,000 shares on the date of execution of his employment agreement; (ii) 80,000 shares on the last day of the first year of employment; and (iii) 40,000 shares upon completion of each succeeding six month period of employment for a period of three years. Under the termination provisions of Mr. Price's employment agreement, if he was not terminated for cause, he may not be terminated during the first year of his employment. If terminated during the second year of his employment other than for cause, he would be entitled to continuation of salary and benefits, plus the minimum guaranteed bonus, paid monthly, up to a period of one (1) year. If terminated in the third year and thereafter other than for cause, he would be entitled to a six (6) month continuation of salary and benefits. The employment agreement prohibits Mr. Price from (i) competing with the Company for a period of two years following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner.

Effective April 15, 1999, Mr. Price was no longer President and Chief Executive Officer of the Company. Subject to certain terms of the above described employment agreement, the Company and Mr. Price have agreed to continuation of his salary and benefits, plus the minimum guaranteed bonus, paid monthly, for a period of up to one year.

In May 1996, the Company entered into a three-year employment agreement with Robin A. Carden, then the Company's President and Chief Executive Officer. On April 20, 1998, Mr. Carden was replaced by Mr. Price as President and Chief Executive Officer. Subject to the provisions for termination provided in his May 1996 agreement, the term of Mr. Carden's employment agreement shall automatically be renewed for a one-year term after the expiration of the initial three-year term, and for successive one-year terms thereafter for a maximum of 10 years. The employment agreement provides that Mr. Carden's annual base salary shall be determined by the Board of Directors, but in no event shall such annual salary be less than $150,000, which amount shall be increased annually in an amount equal to at least the annual Consumer Price Index. In addition to his base salary, Mr. Carden is entitled to bonus consideration and a customary benefits package. The employment agreement prohibits Mr. Carden from (i) competing with the Company for a period of two years following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner.

In May 1997, Richard L. Little entered into a one-year employment agreement with the Company for the position of Vice President, Finance and Administration and Chief Financial Officer. Subject to the termination provisions provided therein, Mr. Little's employment agreement was to automatically be renewed for a one-year term after the expiration of the initial term, and for successive one-year terms thereafter. Mr. Little's agreement was renewed for its first one-year extension. His employment agreement provides for an annual base salary to be determined by the Compensation Committee of the Board of Directors, but in no event shall such annual salary be less than $135,000. In addition to an annual base salary, Mr. Little's employment agreement provides for a minimum annual bonus of $20,000 and a customary benefits package. The employment agreement prohibits Mr. Little from
(i) competing with the Company for a period of two years following termination of employment with the Company and (ii) disclosing confidential information or trade secrets in any unauthorized manner. In May 1998, Mr. Little and other senior management of the Company were given notice of the Company's intent to allow certain existing employment agreements to expire at there next anniversary date and that such employees would become "at will" employees as defined by California labor law. Mr. Little's employment agreement expires on May 19, 1999.

                    EXECUTIVE COMPENSATION

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and the two most highly paid executive officers, other than the Chief Executive Officer (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during such period.

                                                 Summary Compensation Table

                                                Annual Compensation                        Number of
                                                                                           Securities
Name and Principal Position                                           Other Annual     Underlying Options       All Other
                                 Year       Salary      Bonus(2)      Compensation                           Compensation(1)

     Steven S. Price             1998      $170,830     $41,670            --                  --                 $5,950
     President and Chief         1997         --           --              --                  --                   --
     Executive Officer           1996         --           --              --                  --                   --

     Robin A. Carden             1998      $162,521        --              --                  --                 $7,200
     Founder, Formerly           1997       156,667        --              --                  --                 $6,900
     President and Chief         1996       100,000      $28,500           --                  --                310,985
     Executive Officer

     Walter R. Menetrey          1998      $148,408        --              --                  --                   --
     Formerly Executive Vice     1997       117,708      $27,500           --                50,000                 --
     President and Chief         1996        65,000        --              --                  --                   --
     Operating Officer


     Richard L. Little           1998      $135,000      $50,000          --                  --                  $2,400
     Vice President, Finance     1997        84,375        --             --                60,000                 1,500
     and Administration          1996                      --             --                  --                    --
     and Chief Financial
     Officer

     Jon A. Knartzer             1998      $50,833         --              --                35,000                $800
     Vice President of           1997         --           --              --                  --                   --
     Operations                  1996         --           --              --                  --                   --


(1) For 1998, represents car allowances for Mr. Price of $5,950, Mr. Carden $7,200, Mr. Knartzer $800 and Mr. Little of $2,400. For 1997, represents car allowances for Mr. Carden of $6,900 and Mr. Little of $1,500. For 1996, represents Mr. Carden's $4,800 car allowance, $283,100 in deferred compensation and $22,995 interest on his loan to the Company. (2) In 1998, Mr. Little received a $50,000 bonus that was paid in 1999. In 1997 Mr. Little received a $20,000 bonus that was paid in 1998.

Stock Option Grants and Exercise

The following table sets forth information regarding stock options granted to each Named Executive Officer during fiscal year 1998 pursuant to the Company's 1996 Stock Option Plan.

                                                % of Total
                                              Awards Granted   Exercise or                       Grant Date
                                 Options     to Employees in       Base                           Present
                                Granted(1)    Fiscal Year(2)     Price(3)    Expiration Date      Value(4)
            Name                   (#)                            ($/Sh)                           ($/Sh)

Steven S. Price                  400,000          73.5%            7.62         04/09/08           $4.02
Jon A. Knartzer                   35,000           6.4%            5.00         11/02/08           $4.02
-------------

(1) Options granted to Mr. Price were granted subject to certain vesting provisions as described above. Options granted to Mr. Knartzer are exercisable in a series of four (4) equal and successive annual installments over the optionee's period of service with the Company, measured from the grant date, with the first installment exercisable one year from the grant date. Each option must be exercised within 10 years of the grant date, subject to earlier termination in the event of the optionee's termination of employment with the Company. An incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the grant date. For incentive stock options granted to a Ten Percent Stockholder, the exercise price shall not be less than 110% of the Fair Value per share of Common Stock. (2) A total of 544,000 options were granted for the fiscal year ended December 31, 1998. At December 31, 1998 928,500 options were outstanding. Of these 319,000 options were exercisable. At December 31, 1998 there were 71,500 shares of common stock reserved under the plan for future stock option grants. A total of 260,500 options were granted for the fiscal year ended December 31, 1997. At December 31, 1997 524,500 shares were outstanding. Of these 138,894 options were exercisable. At December 31, 1997 there were 475,500 shares of common stock reserved under the plan for future stock option grants. In October 1996, the Company granted options for the purchase of 383,000 shares of common stock at the initial public offering price, all of which were outstanding at December 31, 1996. Of the options outstanding at December 31, 1996, 25,000 options with an exercise price of $13.50 were exercisable. (3) The exercise price for each option granted under the 1996 Stock Option Plan shall not be less than 100% of the fair market value (the "Fair
Value") per share of Common Stock on the date such option is granted. The exercise price may be paid in cash (by check), by transferring shares of Common Stock owned by the option holder and having a Fair Value on the date of surrender equal to the aggregate exercise price of the option or, solely with respect to options other than those granted to non-employee Directors, by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon the terms and conditions as the Compensation Committee shall determine. Upon the exercise of any option, the Company is required to comply with all applicable withholding tax requirements. (4) Represents grant date valuation computed under the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Grant date values were determined based in part on the following assumptions for 1998: risk-free rate of return of 5.50%, no dividend yield, expected life of 5 years, and historical volatility of 56.31%.

Option Exercises and Holdings as of December 31, 1998

No stock options were exercised in fiscal year 1998 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1998, the number of unexercised options held by each Named Executive Officer and the value thereof based on the closing price of the Common Stock of $4.25 on December 31, 1998.

                            Aggregated Option/Warrant Exercises in Last Fiscal Year
                                  and Fiscal Year-End Option/Warrant Values

                                                 Number of Unexercised            Value of Unexercised In-the-Money
                                              Options/Warrants at FY-End          Options/Warrants at FY-End ($)(1)
Name                                           Exercisable/Unexercisable              Exercisable/Unexercisable

Steven S. Price                                     80,000/400,000
Robin A. Carden                                           0/0                                    0/0
Walter R. Menetrey                                   33,300/50,000                               0/0
Richard L. Little                                    20,000/60,000                               0/0
Jon A. Knartzer                                        0/35,000                                  0/0


(1) Represents (i) the number of shares of Common Stock underlying options (including options the exercise price of which was more than the market value of the underlying securities) multiplied by (ii) the closing price at December 31, 1998 of $4.25 minus the exercise price.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andromeda Enterprises, Inc.


Andromeda Enterprises, Inc., a Delaware corporation ("Andromeda"), received $40,000 from the Company in 1998 for sales, marketing and consulting services performed by Andromeda on behalf of the Company. Mr. Udi Toledano, formerly a Director, principal stockholder and Chairman of the Board of the Company, is the President of Andromeda.



REPORT ON EXECUTIVE COMPENSATION(1)

Introduction


Three of Alyn's directors, Messrs. Hesburgh (Chairman), van Roon and Markbreiter, constitute the Compensation Committee, which, among other things, is responsible for (1) reviewing and approving salaries, benefits and bonuses for all executive officers of the Company; (2) reviewing and approving stock option grants to employees of the Company; and (3) reviewing and recommending to the Board of Directors matters relating to employee compensation and employee benefit plans. The Board of Directors did not modify or reject any action or recommendation of the Compensation Committee regarding compensation for the 1998 fiscal year.

This report sets out the Company's executive compensation philosophy and objectives, describes the components of its executive compensation program and describes the bases on which 1998 executive compensation determinations were made with respect to the executive officers of the Company, including those named in the Summary Compensation Table preceding this report.

--------
1. Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the SEC, neither the "Report on Executive Compensation" nor the material under the caption "Performance Measurement Comparison" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

Executive Compensation Philosophy and Objectives

In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     o The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

     o Executive cash compensation in excess of base salaries should be tied to Company and individual performance; and

     o The financial interests of the Company's executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and incentive compensation.

Compensation Program Components

Consistent with the Company's executive compensation objectives, compensation for its senior executives consists of three elements: an annual base salary, annual incentive compensation and long-term incentive compensation.

Annual Base Salary. The Compensation Committee annually reviews each executive's base salary. Salary levels are generally targeted at and correspond to the median of the range of compensation paid by similarly situated companies. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are competitive within a range that the Compensation Committee considers to be reasonable and necessary to attract and retain qualified executives. Increases in base salary are primarily the result of individual performance, which includes meeting specific goals established by the Compensation Committee. The criteria used in evaluating individual performance varies depending on the executive's function, but generally include leadership inside and outside the Company; advancing the Company's interests with customers, vendors and in other business relationships; product quality and development; and advancement in skills and responsibility.

Annual Incentive Compensation. The Compensation Committee annually considers the performance of the Company and of each executive in determining the amount of cash compensation to be paid in excess of base salaries. The Compensation Committee also considers Management recommendations regarding bonus compensation for all other employees, which are also based upon Company and individual performance.

Long-Term Incentive Compensation. The 1996 Stock Incentive Plan authorizes the Compensation Committee to make grants and awards of stock options to the Company's employees. The stock options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant, have a duration of ten years, and vest over three or four years. This approach is designed to motivate management to increase stockholder value over the long-term since, the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the number of options awarded, the Compensation Committee considers competitive practices, the duties and scope of responsibilities of each officer's position and the amount and terms of options already held by management.


Chief Executive Officer's Compensation. Mr. Price, who was appointed President and Chief Executive Officer on April 20, 1998, had a base annual salary of $200,000, a guaranteed minimum bonus compensation of $100,000 per year and in April 1998 received options to purchase 400,000 shares of the Company's Common Stock. On April 15, 1999, Mr. van Roon succeeded Mr. Price as President and Chief Executive Officer at an annual base compensation of $164,320 and received options to purchase 750,000 shares of the Company's common stock.


Summary

The Compensation Committee believes that the compensation program for the executives of the Company is comparable with the compensation programs provided by comparable companies and serves the best interests of the stockholders of the Company. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

                           The Compensation Committee

                                                     Udi Toledano (Chairman)
                                                     Steven Price
                                                     Michael Markbreiter

                       Performance Measurement Comparison


The following graph provides a comparison of the cumulative total shareholder return for the period from October 22, 1996 (the date on which the Common Stock was issued in the Company's initial public offering at $13.50 per share) through December 31, 1998 (assuming reinvestment of any dividends) among the Company, the NASDAQ Stock Market - U.S. Index and the Russell 2000 Index.


                 COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN
           AMONG ALYN CORPORATION, THE NASDAQ STOCK MARKET-U.S. INDEX
         AND THE RUSSELL 2000 INDEX FOR PERIOD ENDING DECEMBER 31, 1998*

* Assumes that the value of the investment in Alyn Corporation Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.



                        The foregoing graph is based upon
the following data:



                             Cumulative Total Return


                                     12/31/96         12/31/97         12/31/98
ALYN CORPORATION                       100               97               39
NASDAQ STOCK  MARKET   - U.S.          100               124              170
  INDEX
RUSSELL 2000 INDEX                     100               121              116

                                  ANNUAL REPORT

A copy of the Company's Annual Report to Stockholders is being provided to each stockholder of the Company with this Proxy Statement. Additional copies may be obtained without charge by writing to Alyn Corporation, 16761 Hale Avenue, Irvine, California 92606, Attention: Secretary.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires certain officers of the Company and its directors, and persons who own beneficially more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership of Common Stock of the Company with the SEC, the Nasdaq National Market and the Company. Based solely on a review of the reports and representations provided to the Company by the above-referenced persons, the Company believes that during 1998, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely satisfied. In making these statements, the Company has relied on representations of its directors, officers and greater than ten percent beneficial owners, and copies of reports they have filed with the SEC.



                              STOCKHOLDER PROPOSALS

The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and the form of stockholder proposals are regulated by Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended. In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 1999 Annual Meeting of stockholders must be received by the Company at its principal executive office, 16761 Hale Avenue, Irvine, CA
92606, no later than February 3, 1999, if such proposals are to be considered for inclusion in the Company's proxy statement for the 1999 Annual Meeting of stockholders. Each proposal submitted should include the full and correct name and address of the stockholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The stockholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

                       By Order of the Board of Directors

                                                     /S/ RICHARD L. LITTLE
                                                     Richard L. Little
                                                     Secretary